UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2025

Addentax Group Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-41478	35-2521028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kingkey 100, Block A, Room 4805,

Luohu District, Shenzhen City, China 518000

(Address of principal executive offices)

Registrant’s telephone number, including area code +(86) 755 86961 405

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ATXG	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 8, 2025, Addentax Group Corp. (the “Company”) entered into that certain securities purchase agreement (the “Agreement”) to purchase 3,750,000 shares of common stock, $0.001 par value per share (the “Common Stock”), of Well Information Technology Corporation (“Well InfoTech”), a company incorporated in the State of Nevada, for a total cash consideration of USD $750,000 (the “Shares”). The Shares would constitute approximately 2.5% of the number of shares of Common Stock of Well InfoTech immediately prior to the issuance of such Shares.

Pursuant to the Agreement, the Company has been granted an option to purchase on the same terms and conditions as the purchase of the Shares an additional 3,750,000 shares of Well InfoTech’s Common Stock for a total cash consideration of USD $750,000 within five years of the purchase of the Shares by the Company. In addition, pursuant to the terms of the Agreement, the Company was also given the right to nominate and elect one member of the board of directors of Well InfoTech, reasonably acceptable to Well InfoTech, for so long as the Company owns any Common Stock of Well InfoTech. The Agreement includes customary representations and warranties and various customary covenants and closing conditions that are subject to certain limitations.

Well InfoTech is headquartered in Hangzhou, People’s Republic of China. It specializes in providing comprehensive marketing solutions tailored to the fresh food industry. These solutions leverage both digital tools and traditional marketing techniques to enhance the visibility and profitability of fresh food store owners, primarily targeting large cities in China such as Hangzhou, Beijing, and Heilongjiang.

On January 12, 2025, the Company was issued 3,750,000 shares of Common Stock pursuant to the Agreement.

The transaction was approved by the Board of Directors of the Company on January 3, 2025.

The Shares issued under the Agreement were issued in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated under Regulation D of the Securities Act.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed (without exhibits and schedules) as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

On January 13, 2025, the Company issued a press release (the “Press Release”) announcing the entry into the Agreement. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Exhibits.

The exhibits filed or furnished with this report are listed in the following Exhibit Index:

Exhibit No.	Description
10.1	Securities Purchase Agreement, by and between the Company and Well Information Technology Corporation, dated January 8, 2025
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Addentax Group Corp.

Date: January 13, 2025	By:	/s/ Hong Zhida
Hong Zhida
Chief Executive Officer

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